                                 AMENDMENT NO. 1
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of February 28, 2007, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Agreement"), dated March 31, 2006, between A I M Advisors, Inc. and INVESCO Institutional (N.A.), Inc.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to rename the AIM Enhanced Short Bond Fund to AIM LIBOR Alpha Bond Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

                                      FUND

          AIM LIBOR Alpha Fund"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

Date: February 28, 2007

A I M ADVISORS, INC.                    INVESCO INSTITUTIONAL (N.A.), INC.


By: /s/ Philip A Taylor                 By: /s/ Jeff Kupor
    ---------------------------------       ------------------------------------
    Philip A. Taylor                    Name:
    President                           Title:


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